UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2026

SMART POWERR CORP.

(Exact name of registrant as specified in charter)

Nevada	001-34625	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4/F, Tower C Rong Cheng Yun Gu Building Keji 3 rd Road, Yanta District Xi’an City, Shaanix Providence, China	710075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86-29) 8765-1097

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CREG	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 17, 2026, Smart Powerr Corp., a Nevada corporation (the “Company”) received written notification (the “Delisting Notice”) from The Nasdaq Stock Market (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s common stock, par value $0.001 per share (“Common Stock”), and suspend trading of its Common Stock at the open of trading on July 21, 2026.

As previously reported on May 7, 2026, the Company received written notice on May 1, 2026 (the “Notification Letter”) from the Listing Qualifications Department of Nasdaq that the Company did not satisfy the $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. The Company was informed that its Common Stock would be subject to delisting from Nasdaq unless the Company timely requested a hearing before the Panel. The Company timely requested a hearing before the Panel. which stayed the delisting and suspension of the Company’s Common Stock pending the decision of the Panel. A hearing on the matter was held on June 9, 2026.

In accordance with Nasdaq Listing Rule 5820, the Company may request that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) review the Panel’s delisting determination within 15 days from the date of Delisting Notice. The Listing Council may also determine to review any Panel decision within 45 calendar days after issuance of its written decision. If the Listing Council elects to review the matter, it may affirm, modify, reverse, or remand the Panel’s decision.

In connection with the Panel’s decision, Nasdaq will file a Form 25 with the Securities and Exchange Commission (the “SEC”) in accordance with Nasdaq Listing Rule 5830 and Rule 12d2-2 promulgated under the Securities Exchange Act of 1934, as amended, after applicable appeal periods have lapsed.

As a result of the suspension in trading and expected delisting, the Company expects that its Common Stock would be eligible for quotation on the OTCQB Market, an over-the-counter market operated by OTC Markets Group, under its existing symbol “CREG,” which may have a material adverse effect on the trading price and volume for the Common Stock.

The OTC markets are a significantly more limited market than the Nasdaq, and quotation on the OTC markets will likely result in a less liquid market for existing and potential holders of the Company’s Common Stock to trade such securities and could further depress the trading price of the Common Stock. The Company can provide no assurance that its Common Stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Common Stock on this market, or whether the trading volume of its Common Stock will be sufficient to provide for an efficient trading market for existing and potential holders of its Common Stock.

Forward Looking Statements:

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the Company’s intent to request an appeal before the Panel and ability to regain compliance with Nasdaq’s continued listing standards. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

This report is incorporated by reference into the registration statement on Form S-3 (File No. 333-281639), and the registration statement on Form S-8 (File No. 333-290898), filed with the Commission, to be a part thereof from the date on which this report is submitted, to the extent not superseded by documents or reports subsequently filed or furnished.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMART POWERR CORP.

Date: July 20, 2026	By:	/s/ Yongjiang (Jackie) Shi
Yongjiang (Jackie) Shi
Chief Financial Officer

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